Exhibit 24.1

POWER OF ATTORNEY

I, David B. Therit, a resident of Raleigh, NC, of legal age and legally competent for all purposes, do hereby grant this Power of Attorney to Nancy A. Snow, Vice President and Corporate Secretary of Capital Bank Corporation (the “Company”), and Janna L. Brown, Vice President of the Company, who are each of legal age and who are each legally competent for all purposes, and with full power of substitution so that they, or any of them, may perform any and all acts necessary to achieve the purposes described herein below. I expressly authorize the said attorneys-in-fact, or any of them, to execute and deliver to the Securities and Exchange Commission on my behalf and on behalf of any trust of which I am a trustee the Initial Statement of Beneficial Ownership of Securities on Form 3, the Statement of Changes in Beneficial Ownership on Form 4, the Annual Statement of Changes in Beneficial Ownership on Form 5 and any amendments to said forms for securities of the Company that I or any trust of which I am a trustee now or hereafter beneficially own based on the information which I shall provide. The authority under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the ownership of or transactions in securities of the Company by the undersigned or any trust of which the undersigned is a trustee, unless earlier revoked in writing. The undersigned acknowledges that neither Nancy A. Snow nor Janna L. Brown is assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

IN TESTIMONY WHEREOF, I hereby sign and seal this Power of Attorney in the City of Raleigh, NC before the undersigned Notary Public on this the 18th day of December, 2008.

[SEAL]	/s/ David B. Therit

I, Jaime K. Magee, a Notary Public in and for Wake County, do certify that David B. Therit personally appeared before me and acknowledged the due execution of the foregoing Power of Attorney.

WITNESS my hand and notarial seal, this the 18th day of December, 2008.

/s/ Jaime K. Magee
Jaime K. Magee
Notary Public

My Commission Expires:
November 9, 2010